Virginia Mines Inc.
(an exploration company)
Interim Balance Sheet (unaudited)
(expressed in Canadian dollars)

	As at August 31, 2006 $	As at February 28, 2006 $

Assets

Current assets
Cash and cash equivalents	11,814,823	10,455,911
Short-term investments	27,083,890	21,129,909
Amounts receivable	8,727,285	8,902,156
Prepaid expenses	87,920	85,863
Advances to a related company	65,663	-
Current assets of discontinued operations	-	1,233,825
Future income tax assets	-	5,886,318

	47,779,581	47,693,982

Office equipment	9,784	11,217

Mining properties (note 2)	9,937,652	6,567,312

Web site development expenses	2,470	2,907

Deferred charges	-	341,722

Long-term assets of discontinued operations	-	11,397,457

	57,729,487	66,014,597

Liabilities

Current liabilities
Accounts payable and accrued liabilities
Related companies	504	94,033
Others	3,144,379	430,051
Current liabilities of discontinued operations	-	4,435,716

	3,144,883	4,959,800

Long-term liabilities of discontinued operations	-	86,318

	3,144,883	5,046,118

Shareholders' Equity

Share capital	93,327,791	85,471,959

Warrants (note 3a)	629,694	446,117

Warrants (units) (note 3b)	3,901	-

Stock options (note 3c)	2,563,089	-

Unit options	-	101,178

Contributed surplus	1,274	1,274

Deficit	(41,941,145)	(25,052,049)

	54,584,604	60,968,479

	57,729,487	66,014,597

The accompanying notes are an integral part of these interim financial statements.
Approved by the Board of Directors

_/s/André Gaumond______, Director ____/s/André Lemire______, Director

Virginia Mines Inc.
(an exploration company)
Interim Statements of Earnings (unaudited)

(expressed in Canadian dollars)

	Three-Month Periods Ended August 31,		Six-Month Periods Ended August 31,

	2006 $	2005 $	200 6 $	2005 $

Revenues
Dividends	120,029	85,332	237,469	166,011
Interest	335,447	202,770	582,624	416,581
Fees	55,814	31,964	63,421	89,966
Option payments received as financial instruments in excess of cost of mining properties sold	-	-	3,788,527	-
Writedown of financial instruments received upon the sale of mining properties	(1,595,496)	-	(1,595,496)	-
Gain on sale of short-term investments	247,533	201,920	611,146	338,676
Gain on sale of mining properties	-	37	319,831	429,853

	(836,673)	522,023	4,007,522	1,441,087

Expenses
Professional and maintenance fees (1)	1,296,757	248,416	2,205,842	312,835
Management fees	52,340	32,530	63,652	53,812
Rent and administrative expenses	209,001	194,375	784,423	355,094
Advertising and exhibitions	18,007	17,752	38,928	91,816
Travelling	10,282	16,331	42,257	73,397
Depreciation of office equipment	716	1,144	1,433	2,324
Amortization of Web site development expenses	219	312	437	623
General exploration costs (1)	451,358	284,417	885,063	317,729
Grants, credit on duties refundable for loss and refundable tax credit for resources	(14,706)	(69,275)	(47,782)	(60,179)
Cost of mining properties abandoned	-	783,395	15,292	946,875
Writedown of short-term investments	-	-	295,469	-

	2,023,974	1,509,397	4,285,014	2,094,326

Loss from continuing operations	(2,860,647)	(987,374)	(277,492)	(653,239)

Loss from discontinued operations	-	(183,398)	-	(310,615)

Loss for the period	(2,860,647)	(1,170,772)	(277,492)	(963,854)

Basic and diluted loss per share from continuing operations (note 4)	(0.1107)	(0.0436)	(0.0111)	(0.0293)

Basic and diluted loss per share from discontinued operations (note 4)	-	(0.0081)	-	(0.0140)

Total basic and diluted net loss per share (note 4)	(0.1107)	(0.0517)	(0.0111)	(0.0433)

(1) Stock-based compensation costs included in the following items :
Professional and maintenance fees	1,194,272	219,317	2,032,193	219,317
General exploration costs	410,469	115,488	764,896	115,488

	1,604,741	334,805	2,797,089	334,805

The accompanying notes are an integral part of these interim financial statements.

Virginia Mines Inc.
(an exploration company)
Interim Statement of Changes in Shareholders’ Equity (unaudited)
For the six-month period ended August 31, 2006

(expressed in Canadian dollars)

			Warrants		Warrants (units)		Stock options		Unit options		Contri-	Deficit	Total
	Share capital										buted
	common shares										surplus

	Number	$	Number	$	Number	$	Number	$	Number	$	$	$	$

Balance as at March 1, 2006	48,156,570	85,471,959	835,425	446,117	-	-	-	-	95,730	101,178	1,274	(25,052,049)	60,968,479

Unit options exercised	95,730	431,468	-	-	23,932	62,203	-	-	(95,730)	(101,178)	-	-	392,493
Warrants (units) exercised	1,800	14,398	-	-	(1,800)	(4,678)	-	-	-	-	-	-	9,720
Warrants exercised	1,525	9,049	(1,525)	(814)	-	-	-	-	-	-	-	-	8,235
Stock options granted	-	-	-	-	-	-	20,000	234,000	-	-	-	-	234,000
Stock options exercised	20,000	239,610	-	-	-	-	(20,000)	(234,000)	-	-	-	-	5,610

	48,275,625	86,166,484	833,900	445,303	22,132	57,525	-	-	-	-	1,274	(25,052,049)	61,618,537

Exchange of each share of Virginia Gold Mines for 0.5 share of the company with respect to the plan of arrangement	(24,137,813)	-	-	-	-	-	-	-	-	-	-	-	-

Exchange of each warrant and warrant (unit) of Virginia Gold Mines for 0.5 warrant and warrant (unit) of the company with respect to the plan of arrangement	-	-	(416,950)	-	(11,066)	-	-	-	-	-	-	-	-

Transfer of Eleonore property's net assets and elimination of future income tax assets	-	-	-	-	-	-	-	-	-	-	-	(15,974,110)	(15,974,110)

Stock options granted (note 3 c)	-	-	-	-	-	-	1,019,000	2,563,089	-	-	-	-	2,563,089

Warrants exercised (note 3 a)	71,838	162,065	(71,838)	(76,723)	-	-	-	-	-	-	-	-	85,342

Warrants (units) exercised (note 3 b)	10,316	65,879	-	-	(10,316)	(53,624)	-	-	-	-	-	-	12,255

Warrants granted (note 3 a)	-	-	484,162	261,114	-	-	-	-	-	-	-	-	261,114

Issuance of shares for cash consideration	1,810,406	6,955,048	-	-	-	-	-	-	-	-	-	-	6,955,048

Share issue expenses	-	(21,685)	-	-	-	-	-	-	-	-	-	-	-21,685

Costs related to the plan of arrangement	-	-	-	-	-	-	-	-	-	-	-	(637,494)	(637,494)

Loss for the period	-	-	-	-	-	-	-	-	-	-	-	(277,492)	(277,492)

Balance as at August 31, 2006	26,030,372	93,327,791	829,274	629,694	750	3,901	1,019,000	2,563,089	-	-	1,274	(41,941,145)	54,584,604

The accompanying notes are an integral part of these interim financial statements.

Virginia Mines Inc.
(an exploration company)
Interim Statement of Changes in Shareholders’ Equity (unaudited)
For the six-month period ended August 31, 2005

(expressed in Canadian dollars)

	Share capital common shares		Warrants								Contributed surplus
					Warrants (units)		Stock options		Unit options			Deficit	Total

	Number	$	Number	$	Number	$	Number	$	Number	$	$	$	$

Balance as at March 1, 2005	19,479,539	56,253,306	994,011	554,380	-	-	1,106,655	460,466	-	-	1,274	(29,230,758)	28,038,668

Exercise of warrants	1,009,011	4,732,933	(1,009,011)	(570,400)	-	-	-	-	-	-	-	-	4,162,533
Exercise of stock options	205,030	422,394	-	-	-	-	(205,030)	(49,220)	-	-	-	-	373,174

Unit options granted	-	-	-	-	-	-	101,500	334,805	117,900	249,301	-	-	584,106

Warrants granted	-	-	501,750	550,771	-	-	-	-	-	-	-	-	550,771

Issuance of shares for cash consideration	2,140,000	18,826,111	-	-	-	-	-	-	-	-	-	-	18,826,111

Share issue expenses	-	(1,573,772)	-	-	-	-	-	-	-	-	-	-	(1,573,772)

Loss for the period	-	-	-	-	-	-	-	-	-	-	-	(963,854)	(963,854)

Balance as at August 31, 2005	22,883,580	78,660,972	486,750	534,751	-	-	1,003,125	746,051	117,900	249,301	1,274	(30,194,612)	49,997,737

The accompanying notes are an integral part of these interim financial statements.

Virginia Mines Inc.
(an exploration company)
Interim Statements of Cash Flows (unaudited)

(expressed in Canadian dollars)

	Three-Month Periods Ended August 31,		Six-Month Periods Ended August 31,
	2006 $	2005 $	2006 $	2005 $
Cash flows from operating activities from continuing operations
Loss from continuing operations for the period	(2,860,647)	(987,374)	(277,492)	(653,239)
Items not affecting cash and cash equivalents
Cost of mining properties abandoned	-	783,395	15,292	946,875
Depreciation of office equipment	716	1,144	1,433	2,324
Amortization of Web site development expenses	219	312	437	623
Stock-based compensation costs	1,604,741	334,805	2,797,089	334,805
Writedown of short-term investments	-	-	295,469	-
Option payments received as financial instruments in excess of cost of mining properties sold	-	-	(3,788,527)	-
Writedown of financial instruments received upon the sale of mining properties	1,595,496	-	1,595,496	-
Gain on sale of short-term investments	(247,533)	(201,920)	(611,146)	(338,676)
Gain on sale of mining properties	-	(37)	(319,831)	(429,853)

	92,992	(69,675)	(291,780)	(137,141)

Net change in non-cash working capital items
Amounts receivable	(24,461)	125,750	670,473	662,454
Prepaid expenses	8,506	87,036	(2,057)	6,794
Advances to a related company	(65,663)	-	(65,663)	-
Accounts payable and accrued liabilities	1,095,800	350,469	1,833,168	481,104

	1,014,182	563,255	2,435,921	1,150,352

	1,107,174	493,580	2,144,141	1,013,211

Cash flows from operating activities from discontinued operations	-	(183,398)	(1,460,965)	(310,615)

Cash flows from financing activities from continuing operations
Issuance of share capital and warrants	2,761	3,686,436	5,561,048	23,912,589
Share issue expenses	(5,040)	(236,493)	(21,685)	(1,324,471)

	(2,279)	3,449,943	5,539,363	22,588,118

Cash flows from investing activities from continuing operations
Increase in short-term investments	(3,847,960)	(1,022,093)	(3,111,065)	(13,486,974)
Variation in deposit on exploration funds	-	49,430	-	49,430
Additions to mining properties	(1,025,945)	(2,546,644)	(1,300,572)	(7,055,495)
Variation in credit on duties refundable for loss and refundable tax credit receivable related to exploration costs applied against mining properties	(14,706)	-	291,360	-
Additions to office equipment	-	-	-	(239)
Proceeds from disposal of mining properties	-	-	15,000	-
Option payments received	-	-	55,000	-
Variation in deferred charges	-	-	(341,162)	-

	(4,888,611)	(3,519,307)	(4,391,438)	(20,493,278)

Cash flows from investing activities from discontinued operations	-	-	(472,189)	-

Net change in cash and cash equivalents	(3,783,716)	240,818	1,358,912	2,797,436
Cash and cash equivalents – Beginning of period	15,598,539	9,874,920	10,455,911	7,318,302

Cash and cash equivalents – End of period	11,814,823	10,115,738	11,814,823	10,115,738
The accompanying notes are an integral part of these interim financial statements.

Virginia Mines Inc.
(an exploration company)
Interim Statements of Cash Flows (unaudited)

(expressed in Canadian dollars)

	Three-Month Periods Ended August 31,		Six-Month Periods Ended August 31,

	2006 $	2005 $	2006 $	2005 $
Additional information
Items not affecting cash and cash equivalents related to financing and investing activities
Credit on duties refundable for loss and refundable tax credit receivable related to exploration costs applied against mining properties	8,108,828	6,365,694	8,108,828	6,365,694
Acquisition of mining properties included in accounts payable and accrued liabilities	832,428	2,076,606	832,428	2,076,606
Stock options exercised and included in share capital	-	22,810	234,000	49,220
Warrants exercised and included in shareholders' equity	2,483	16,020	77,537	570,400
Warrants granted and included in shareholders' equity	-	26,382	-	550,771
Unit options granted and included in share capital	-	-	-	249,301
Warrants (units) granted and included in shareholders' equity	-	-	62,203	-
Warrants (units) exercised and included in share capital	53,624	-	58,302	-
Unit options exercised and included in share capital	-	344,805	101,178	344,805
Mining properties sold in consideration of short-term investments	-	434,085	4,122,735	434,085
Interest received	427,623	119,688	593,336	300,355

The accompanying notes are an integral part of these interim financial statements.

Virginia Mines Inc.
(an exploration company)
Notes to Interim Financial Statements (unaudited)

(expressed in Canadian dollars)

  Interim financial information

The financial information as at August 31, 2006 and for the three-month and six-month periods ended August 31, 2006 and 2005 is unaudited. However, in the opinion of management, all adjustments necessary to present fairly the results of these periods have been included. The adjustments made were of a normal recurring nature. Interim results may not necessarily be indicative of results anticipated for the year.

These unaudited interim financial statements have been prepared in accordance with Canadian generally accepted accounting principles and use the same accounting policies and methods used in the preparation of Virginia Gold Mines Inc.'s ("Virginia Gold Mines") most recent annual financial statements. All disclosures required for annual financial statements have not been included in these financial statements. These unaudited interim financial statements should therefore be read in conjunction with Virginia Gold Mines' most recent audited annual financial statements.

2. Mining properties

	# claims / permits	Undivided interest %	Balance as at March 1, 2006 $	Costs incurred $	Option payments, mining properties abandoned or sold, credit on duties refundable for loss, refundable tax credit for resources $	Balance as at August 31, 2006 $
Corvet Est	723
Mining property		100	30,401	45,024	-	75,425
Exploration costs			1,037,729	(474)	(59,135)	978,120
			1,068,130	44,550	(59,135)	1,053,545

Coulon Pitaval	368
Mining property		100	62,132	9,088	-	71,220
Exploration costs			231,800	27,558	(119,564)	139,794
			293,932	36,646	(119,564)	211,014

Coulon J/V	598
Mining property		100	100,940	25,998	-	126,938
Exploration costs			376,439	8,980	(202,678)	182,741
			477,379	34,978	(202,678)	309,679

Lac Gayot	75
Mining property	4	100	47,660	2,181,779	-	2,229,439
Exploration costs			701,067	7,924	(3,448)	705,543
			748,727	2,189,703	(3,448)	2,934,982

Poste Lemoyne Ext.	211
Mining property		100	1,074,205	5,280	-	1,079,485
Exploration costs			429,686	825	(371)	430,140
			1,503,891	6,105	(371)	1,509,625

(forward)			4,092,059	2,311,982	(385,196)	6,018,845

Virginia Mines Inc.
(an exploration company)
Notes to Interim Financial Statements (unaudited)

(expressed in Canadian dollars)

	# claims / permits	Undivided interest %	Balance as at March 1, 2006 $	Costs incurred $	Option payments, mining properties abandoned or sold, credit on duties refundable for loss, refundable tax credit for resources $	Balance as at August 31, 2006 $
(brought forward)			4,092,059	2,311,982	(385,196)	6,018,845

Megatem	882
Mining property		45	23,768	-	-	23,768
Exploration costs			919,128	1,151	(290)	919,989
			942,896	1,151	(290)	943,757

Megatem III	463
Mining property		49	-	-	-	-
Exploration costs			207,097	70,000	(29,960)	247,137
			207,097	70,000	(29,960)	247,137

Others
Mining property			696,633	259,110	(27,128)	928,615
Exploration costs			628,627	1,614,729	(444,058)	1,799,298
			1,325,260	1,873,839	(471,186)	2,727,913

			6,567,312	4,256,972	(886,632)	9,937,652

Virginia Mines Inc.
(an exploration company)
Notes to Interim Financial Statements (unaudited)

(expressed in Canadian dollars)

Change in mining properties

$

Balance as at March 1, 2006	6,567,312

Costs incurred during the period

Acquisition of a mining property	2,168,769
Claims and permits	357,510
Analyses	137,855
Drilling	76,250
Geophysics	184,533
Geochemistry	479
Geology	239,553
Transport	532,819
Professional fees	477,880
Accommodation	81,324

4,256,972

Option payments	(55,000)
Mining properties abandoned or sold	(44,670)
Credit on duties refundable for loss and refundable tax credit for resources	(786,962)

(886,632)

Balance as at August 31, 2006	9,937,652

Virginia Mines Inc.
(an exploration company)
Notes to Interim Financial Statements (unaudited)

(expressed in Canadian dollars)

3. Equity components

(a) Warrants

The following table summarizes the exercise price and the maturity date of outstanding warrants:

  345,122 warrants at $5.40*; of that number, 342,836 warrants were exercised and the remaining 2,286 warrants matured on September 11, 2006;
  484,162 warrants at $5.84 mature on November 18, 2007.

The 484,162 warrants were granted under private placements to common shareholders during the six-month period ended August 31, 2006.

* Under the agreement entered into with Goldcorp, 11% of the exercise price of those warrants will be cashed by the company and the balance will be allocated to Goldcorp.

The following table summarizes information about warrants outstanding and exercisable as at August 31, 2006:

Number	Weighted average remaining contractual life (years)	Weighted average exercise price $

829,274	0.73	5.66

The fair value of warrants granted during the six-month period ended August 31, 2006 was estimated using the Black-Sholes valuation model with the following assumptions:

Risk-free interest rate	4.11%
Expected volatility	50%
Dividend yield	Nil
Weighted average expected life	18 months
Weighted average fair value of warrants granted	$0.539

(b) Warrants (units)

The 750 warrants (units) are exercisable at $5.40* and matured on September 11, 2006.

Each warrant (unit) entitles the holder, upon exercise, to one share of the company.

* Under the agreement entered into with Goldcorp, 11% of the exercise price of those warrants will be cashed by the company and the balance will be allocated to Goldcorp.

Virginia Mines Inc.
(an exploration company)
Notes to Interim Financial Statements (unaudited)

(expressed in Canadian dollars)

(c) Stock options

Options granted expire after a maximum period of ten years following the date of grant. There is no vesting period, except for:

  180,000 options granted to directors during the period ended August 31, 2006, which vest as follows:
    90,000 options vesting after six months of service (October 6, 2006);
    90,000 options vesting after one year of service (April 6, 2007).

These options will generate aggregate stock-based compensation costs of $360,828. These costs will be amortized on a straight-line basis over their vesting period.

The following table summarizes information about stock options outstanding and exercisable as at August 31, 2006.

Options outstanding				Options currently exercisable

Exercise price	Number	Weighted average remaining contractual life (years)	Weighted average exercise price $	Number

$3.89 and $4.44	1,019,000	9.58	4.16	839,000

The fair value of stock options granted during the six-month period ended May 31, 2006 was estimated using the Black-Scholes valuation model with the following assumptions:

Risk-free interest rate	4.32%
Expected volatility	63.07%
Dividend yield	Nil
Weighted average expected life	6.95 years
Weighted average fair value of options granted	$2.692

Virginia Mines Inc.
(an exploration company)
Notes to Interim Financial Statements (unaudited)

(expressed in Canadian dollars)

4. Earnings per share

For the three-month and six-month periods ended August 31, 2006 (for continuing and discontinued operations in 2005), there was no difference between the basic and diluted loss per share since the dilutive effect of stock options, unit options and warrants was not included in the calculation; otherwise, the effect would have been anti-dilutive. Accordingly, the diluted loss per share for those periods was calculated using the basic weighted average number of shares outstanding.

	Three-Month Periods Ended August 31,		Six-Month Periods Ended August 31,

	2006	2005	2006	2005

Basic weighted average number of shares outstanding	25,840,949	22,631,121	25,106,612	22,260,453
Stock options	1,302	911,408	4,116	837,486
Unit options	-	48,539	-	36,641
Warrants	-	402,561	-	178,590

Diluted weighted average number of shares outstanding	25,842,251	23,993,629	25,110,728	23,311,170

Items excluded from the calculation of diluted earnings per share because the exercise price was greater than the average quoted market value of the common shares
Stock options	498,500	-	498,500	203,000
Warrants	829,275	21,000	829,275	21,000
Warrants (units)	750	-	750	-